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                 EXHIBIT 21.1 - - SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                   State of Incorporation             Relationship to Registrant
------------------                   ----------------------             --------------------------
CorVel Healthcare Organization       California                         wholly-owned subsidiary

CorVel  Health Care Corporation      California                         wholly-owned subsidiary